NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NorthWestern Corporation Announces Authorization of Share Buyback Program

Stockholders Vote to Re-elect Its Seven Directors

Dividend of 33 Cents Per Share Declared

SIOUX FALLS, S.D. – May 23, 2008 – NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) today reported that it plans to initiate a share buyback program for approximately 3.1 million shares, which is equal to the number of shares in the disputed claims reserve (“DCR”) established under NorthWestern’s Plan of Reorganization that was confirmed by the bankruptcy court on October 19, 2004. The amount of shares to be purchased represents approximately 8% of the shares currently outstanding. The Company plans to seek authorization from the bankruptcy court to purchase the remaining shares in the DCR. Subsequent distributions from the DCR would then be made in cash. If the Company is unable to purchase the shares from the DCR, then shares may be purchased from time to time through open market transactions or privately negotiated transactions, at the Company’s discretion. The actual number and timing of share purchases will be subject to market conditions, restrictions related to price, volume, timing, and applicable Securities and Exchange Commission rules.

At its 2008 Annual Meeting of Stockholders held on May 21, NorthWestern’s stockholders re-elected E. Linn Draper, Jr., Stephen P. Adik, Jon S. Fossel, Michael J. Hanson, Julia L. Johnson, Philip L. Maslowe and D. Louis Peoples to a one-year term on the Board. Stockholders also ratified Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

Also on May 21, NorthWestern’s Board of Directors declared a quarterly common stock dividend of 33 cents per share. The dividend is payable on June 30, 2008, to common stockholders of record as of June 15, 2008.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 650,000 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation,

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NorthWestern Announces Authorization of Share Buyback Program

May 23, 2008

the information under “2008 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•	our ability to avoid or mitigate adverse rulings or judgments against us in our pending litigation;
•

unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments;

•	unscheduled generation outages or forced reductions in output, maintenance or repairs;
•	adverse changes in general economic and competitive conditions in our service territories; and
•	potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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